SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ____)

Filed by the Registrant                         |X|
Filed by a Party other than the Registrant      |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                            SALEX HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)       Title of each class of securities to which transaction applies:

        2)       Aggregate number of securities to which transaction applies:

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                 computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


        1)       Amount Previously Paid:
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        3)       Filing Party:
        4)       Date Filed:

                            SALEX HOLDING CORPORATION
                                 P.O. BOX 18029
                                 50 LASER COURT
                         HAUPPAUGE, NEW YORK 11788-8829

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD AT 10:00 A.M. MARCH 30, 1999

                           --------------------------


TO THE SHAREHOLDERS OF
SALEX HOLDING CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Salex Holding Corporation, a Delaware corporation (hereinafter "Company"), will be held at the Smithtown Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York, on March 30, 1999 at 10:00 a.m.

         1. To elect directors of the Company to hold office until the next Annual Meeting or until their respective successors are duly elected and qualified;

         2. To ratify the appointment of Feldman Sherb Ehrlich & Co., P.C. as the Company's independent certified public accountants for the ensuing year; and

         3. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

         The Board of Directors has fixed the close of business on March 15, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

         The list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's offices at 50 Laser Court, Hauppauge, New York 11788, for eleven (11) days prior to March 30, 1999. Therefore, whether you expect to attend the Annual Meeting in person or not, please sign fill out, date and promptly return enclosed proxy card in the enclosed self-addressed, envelope. You may revoke your proxy at any time.


March 19, 1999



                                      By Order of the Board of Directors,

                                      /s/ Angelo Crimi
                                      Angelo Crimi
                                      Secretary

                            SALEX HOLDING CORPORATION
                                 P.O. BOX 18029
                                 50 LASER COURT
                         HAUPPAUGE, NEW YORK 11788-8829
                                 (516) 436-5000





                                              March 19, 1999



Dear Shareholders:

         On behalf of the Board of directors and management of Salex Holding Corporation (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders to be held on March 30, 1999, at 10:00 a.m., at the Smithtown Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York.

         The matters to be acted upon at the meeting are fully described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition, the directors and executive officers of the company will be present to respond to any questions that you may have.

         We look forward to greeting you at the meeting.

                                               Sincerely,


                                               /s/ Salvatore Crimi
                                               Salvatore Crimi
                                               Chairman of the Board and
                                               Chief Executive Officer

                            SALEX HOLDING CORPORATION
                                 P.O. BOX 18029
                                 50 LASER COURT
                         HAUPPAUGE, NEW YORK 11788-8829
                              --------------------
                                 PROXY STATEMENT
                              --------------------
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 10:00 A.M. ON MARCH 30, 1999

Approximate Mailing Date of Proxy Statement and Form of Proxy: March 19, 1999.

                           INFORMATION CONCERNING VOTE

GENERAL

         This Proxy Statement and the enclosed form of proxy is furnished in connection with the solicitation of proxies by the Board of Directors of Salex Holding Corporation, a Delaware corporation (hereinafter, the "Company"), for use at the Annual Meeting of Shareholders to be held at the Smithtown Sheraton Hotel, 110 Vanderbilt Motor Parkway, Smithtown, New York on Tuesday, March 30, 1999, at 10:00 a.m., and at any and all adjournments thereof (the "Annual Meeting"), with respect to the matters referred to in the accompanying notice.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only shareholders of record at the close of business on March 15, 1999 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 10, 1999, 15,964,500 shares of common stock, par value $.01 per share (the "Common Stock"), 1,000 shares of Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") and 25,000 shares of Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock") were issued and outstanding. Each share of Common Stock entitles the record holder thereof to 1 vote on all matters properly brought before the Annual Meeting. Each share of Series B Preferred Stock entitles the record holder thereof to 2,059.106 votes on all matters properly brought before the Annual Meeting. Each share of Series C Preferred Stock entitles the record holder to 100 votes on all matters properly brought before the Annual Meeting.

REVOCABILITY OF PROXIES

         A shareholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company, at the above address, or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be presented at the Annual Meeting and voted in accordance with the shareholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (1) FOR the election as directors, the nominees named below under the caption

"ELECTION OF DIRECTORS;" (2) FOR the ratification of the appointment of Feldman Sherb Ehrlich & Co., P.C. as the Company's independent certified public accountants for the ensuing year; and (3) In their discretion, the proxies are authorized to consider and vote upon such matters incident to the conduct of the meeting and upon such other business matters or proposals as may properly come before the meeting that the Board of Directors of the Company does not know at a reasonable time prior to this solicitation will be presented at the meeting.

SHAREHOLDER PROPOSALS

         If any shareholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Shareholders and desires to have such proposal included in the Proxy Statement and form of Proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, P.O. Box 18029, 50 Laser Court, Hauppauge, New York 11788-8829, Attention: Salvatore Crimi, not later than March 23, 1999.

VOTING PROCEDURES

         All votes shall be tabulated by the inspector of elections appointed for the meeting, who shall separately tabulate affirmative and negative votes, abstentions and broker non-votes. The presence of a quorum for the Annual Meeting, defined here as a majority of the holders of the stock issued and outstanding and entitled to vote at the meeting, being present in person or represented by proxy, is required. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting

COST OF SOLICITATION OF PROXIES

         The solicitation of proxies pursuant to this Proxy Statement is made by and on behalf of the Company's Board of Directors. The cost of such solicitation will be paid by the Company. Such cost includes the preparation, printing and mailing of the Notice of Annual Meeting, Proxy Statement, Annual Report and form of proxy. The solicitation will be conducted principally by mail, although directors, officers and employees of the Company (at no additional compensation) may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material, to the beneficial owners of shares held of record by such fiduciaries, and the Company may reimburse such persons for their reasonable expenses in so doing.

         Each holder of the Company's Common Stock who does not expect to be present at the Annual Meeting or who plans to attend, but who does not wish to vote in person, is urged to fill in, date and sign the enclosed proxy and return it promptly in the enclosed return envelope.

                                   PROPOSAL 1

                       ELECTION OF THE BOARD OF DIRECTORS

         The Board of Directors has nominated six (6) persons, Salvatore Crimi, Angelo Crimi, Franklin Pinter, Francis Fitzpatrick, Pershing Sun and Syd Mandelbaum to be elected as Directors at the Annual Meeting and to hold office until the next Annual Meeting or until their successors have been duly elected and qualified. It is intended that each proxy received by the Company will be voted For the election, as directors of the Company, of the nominees listed below, unless authority is withheld by the shareholder executing such proxy. Shares may not be voted cumulatively. Each of such nominees has consented to being nominated and to serve as a director of the Company if elected. If any nominee should become unavailable for election or unable to serve, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. At the present time, the Board of Directors knows of no reason why any nominee might be unavailable for election or unable to serve. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

STOCKHOLDER VOTE REQUIRED

         The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE BOARD OF
                DIRECTORS OF THE COMPANY OF EACH OF THE NOMINEES

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information with respect to each of the nominees for the office of Director, each Director and each executive officer of the Company.

NAME                       AGE      COMPANY POSITION AND OFFICES HELD
----                       ---      ---------------------------------

Salvatore Crimi            74       Chief Executive Officer and Chairman of the
                                    Board of Directors

Pershing Sun               56       President and Director

Angelo Crimi               47       Secretary, Vice President and Vice Chairman
                                    of the Board of Directors

Franklin Pinter            49       Director

Francis Fitzpatrick        58       Director

Syd Mandelbaum             49       Director

         Salvatore Crimi has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company since September 18, 1996. Mr. Crimi served as President of the Company from September 18, 1996 to April 1998. From 1974 to 1996 Mr. Crimi served as Chairman of the Board and Chief Executive Officer of the Company. He is the father of Angelo Crimi, the Vice Chairman of the Board of Directors, Vice President and Secretary of the Company.

         Pershing Sun has served as a Director of the Company of the Company since September 18, 1996 and as President of the Company since April 1998. From 1991 to 1996, Mr. Sun served as Chief Information Officer of the Company.

         Angelo Crimi has served as the Vice Chairman of the Board of Directors, Vice President, and Secretary of the Company since September 18, 1996. From 1995 to 1996, Mr. Crimi served as President of the Company. From 1989 to 1995, Mr. Crimi served as Executive Vice President of the Company. He is the son of Salvatore Crimi, the Chief Executive Officer and Chairman of the Board of Directors of the Company.

         Franklin Pinter has served as a Director of the Company since January 7, 1997. Mr. Pinter is currently affiliated with Roger L. Flore & Associates. From 1984 to 1998, Mr. Pinter served as an investment and estate planner with the firm of Amonc, Lowth, Fanning.

         Syd Mandelbaum has served as a Director of the Company since December 29, 1997. He is currently northern regional manager with ChromaVision and served as an account executive for Toshiba American Medical Systems from 1997 to 1998. From 1993 to 1997, Mr. Mandelbaum served as a laser flow cytometry specialist with the Coulter Corporation. From 1990 to 1993, Mr. Mandelbaum was a Vice President of Cell Measurement Systems for Imager Instrumentation.

         Francis Fitzpatrick has served as Director since September 18, 1996. Mr. Fitzpatrick has served as a Vice President of Fitzpatrick Brothers Corporation, an auto collision repair facility, since 1982.


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

         The Board of Directors held eight (8) meetings during fiscal year ended April 30, 1998.

         The Compensation Committee is authorized to review all forms of compensation paid to middle and senior management, make recommendations in terms of employment contracts, issuing or awarding bonus type compensation, and oversee and make recommendations for approval to the Board. The members of the Compensation Committee for the fiscal year ended April 30, 1998 were Messrs. Fitzpatrick, Pinter and Mandelbaum. The Committee did not meet during the fiscal year ended April 30, 1998.

         The Audit Committee is responsible for making recommendations to the Board of Directors as to all financial information of the Company. The members of the Audit Committee for the fiscal year ended April 30, 1998 were Messrs. Fitzpatrick, Pinter and Mandelbaum. The Committee did not meet during the fiscal year ended April 30, 1998.

         During the fiscal year ended April 30, 1998, all directors who are nominated for election attended at least 75% of the aggregate number of meetings of the Board held during the period for which they have been a director.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer during fiscal year ended April 30, 1998 and 1997, and the most highly compensated executive officers of the Company earning at least $100,000 per year during the fiscal year ended April 30, 1998 and 1997.
                               ANNUAL COMPENSATION
                               -------------------
                                                                    OTHER ANNUAL
NAME AND PRINCIPAL POSITION        FISCAL YEAR      SALARY          COMPENSATION
---------------------------        -----------      ------          ------------

Salvatore Crimi,
   Chairman of the Board and Chief      1998       $140,000(1)      $10,072(3)
    Executive Officer                   1997       $ 95,866(2)      $12,214(4)

Pershing Sun,                           1998       $120,000(5)      $ 8,449(6)
     President                          1997       $ 66,365(2)      $12,299(7)

Angelo Crimi,                           1998       $100,000(8)      $11,477(9)
    Secretary                           1997       $ 67,654(2)      $11,782(10)

--------------------------------------------

     (1) Includes $47,946 representing accrued but unpaid salary. See "Certain Transactions."
     (2) Includes the compensation earned prior to the acquisition by the Company of the prior Company on September 18, 1996.
     (3) Includes $6,110 representing car and commuting allowance and $3,962 representing the value of certain health insurance benefits provided by the Company.
     (4) Includes $7,041 representing car and commuting allowance and $5,173 representing the value of certain health insurance benefits provided by the Company.
     (5) Includes $34,615 representing accrued but unpaid salary. See "Certain Transactions."
     (6) Includes $4,207 representing car and commuting allowances and $4,242 representing the value of certain health insurance benefits provided by the Company.
     (7) Includes $4,750 representing car and commuting allowances and $7,549 representing the value of certain health insurance benefits provided by the Company.
     (8)       Includes $21,154 representing accrued but unpaid salary.
     (9) Includes $5,212 representing car and commuting allowances and $6,264 representing the value of certain health insurance benefits provided by the Company.
     (10) Includes $5,686 representing car and commuting allowances and $6,096 representing the value of certain health insurance benefits provided by the Company.

STOCK OPTION GRANTS

         No options were granted to the named executive officers during the period May 1, 1997 to April 30,1998.

                AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                        NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                       UNDERLYING UNEXERCISED               IN-THE-MONEY
                     OPTIONS AT FISCAL YEAR-END       OPTIONS AT FISCAL YEAR-END
                                (#)                           ($)(1)
NAME                  EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----                  -------------------------       -------------------------
Salvatore Crimi           31,844 / 47,766                     - - / - -
Pershing Sun              15,190 / 22,706                     - - /  - -
Angelo Crimi               - -   /  - -                       - - /  - -

---------------------------

(1) Calculated based on the average closing bid and asked prices as quoted by the OTC Bulletin Board for the last business day of the fiscal year ($0.017 per share) less the exercise price payable for such shares.

DIRECTORS' COMPENSATION

         Directors of the Company who are also employees of the Company do not receive compensation for serving on the Board of Directors or any of its committees. Each non-employee director receives options, as a formula grant, to purchase 5,000 shares of Common Stock at an exercise price equal to their market value on the first trading day of each May. In December 1998, the Company paid each non-employee director $1,500 for serving in such capacity.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

SALVATORE CRIMI

         On April 24, 1998, the Company entered into a new employment agreement with Salvatore Crimi, ending August 31, 1999. Mr. Crimi's employment agreement provides for his appointment as Chief Executive Officer through August 31, 1999. The term is automatically extended for additional one-year periods unless either party gives written notice to the other of its desire not to renew such term which notice must be given no later than ninety (90) days prior to the end of each term on any such renewal. The agreement provides that Mr. Crimi receive an annual base salary at the rate of $75,000. The agreement provides that the Company reserves the right to adjust Mr. Crimi's salary during the term of the agreement. To demonstrate his commitment to the Company during the fiscal year ended April 30, 1997, Mr. Crimi reduced his base salary approximately 31.52% from $140,000 to $95,866.

         In the event that the Company terminates Mr. Crimi's employment, other than for cause, or Mr. Crimi terminates his employment as a result of a breach by the Company of the agreement, Mr. Crimi will be paid severance compensation equal to his annual base salary (at the rate payable at the time of such termination) and accrued benefits plus an amount equal to the lesser of one year's full base salary (as in effect at the time of such termination and any other amounts owed to him under the agreement or the full base salary (as in effect at the time of such termination) and any other amounts that would have been payable to Mr. Crimi from the date of termination through the original stated expiration date of the employment agreement. In the event that the Company terminates Mr. Crimi's employment for cause or Mr. Crimi shall terminate his employment for reasons other than a breach of the agreement by the Company, the Company shall pay Mr. Crimi his full base salary and accrued benefits through the date of termination at the rate in effect at the time notice of termination is given. For a period of two years following termination of Mr. Crimi's employment for any reason (other than a termination by the Company without cause) Mr. Crimi cannot perform services for or have an equity interest in (except for an interest of 2% of less in an entity which is engaged in a competitive business and which is publicly traded) any competitive business. In addition, the Agreement provides that for the two year period following termination of Mr. Crimi's employment for any reason, with or without cause, Mr. Crimi cannot, directly or indirectly (including without limitation, as owner, employee, agent, consultant or independent contractor) provide or solicit services of the type provided by the Company to any of its existing customers or potential customers with which or with whom the Company has negotiated within the twelve months preceding the date of termination of Mr. Crimi's employment.

PERSHING SUN

         On April 24, 1998, the Company entered into a new employment agreement with Pershing Sun, ending August 31, 1999. Mr. Sun's employment agreement provides for his appointment as President of the Company through August 31, 1999. The term is automatically extended for additional one (1) year periods unless either party gives written notice to the other of its desire not to renew such term which notice must be given no later than ninety (90) days prior to the end of each term on any such renewal. The agreement provides that Mr. Sun received an annual base salary at the rate of $75,000. The agreement provides that the Company reserves the right to adjust Mr. Sun's salary during the term of the agreement. To demonstrate his commitment to the Company during the fiscal year ended April 30, 1997, Mr. Sun reduced his base salary approximately 44.47% from $120,000 to $66,635.

         In the event that the Company terminates Mr. Sun's employment, other than for cause, or Mr. Sun terminates his employment as a result of a breach by the Company of the agreement, Mr. Sun will be paid severance compensation equal to his annual base salary (at the rate payable at the time of such termination) and accrued benefits plus an amount equal to the lesser of one year's full base salary (as in effect at the time of such termination)owed to him under the agreement or the full base (as in effect at the time of such termination) and any other amounts that would have been payable to Mr. Sun from the date of termination through the original stated expiration date of the employment agreement. In the event that the Company terminates Mr. Sun's employment for cause or Mr. Sun shall terminate his employment for reasons other than a breach of the agreement by the Company, the Company shall pay Mr. Sun his full base salary and accrued benefits through the date of termination at the rate in effect at the time notice of termination is given. For a period of two years following termination of Mr. Sun's employment for any reason (other than a termination by the company without cause) Mr. Sun cannot perform services for or have an equity interest in (except for an interest of 2% or less in an entity which is engaged in a competitive business and which is publicly traded) any competitive business. In addition, the Agreement provides that for the two year period following termination of Mr. Sun's employment for any reason, with or without cause, Mr. Sun cannot, directly or indirectly (including without limitation, as owner, employee, agent, consultant or independent contractor) provide or solicit services of the type provided by the Company to any of its existing customers or potential customers with which or with whom the Company has negotiated within the twelve months preceding the date of termination of Mr. Sun's employment.

ANGELO CRIMI

         On April 24, 1998 the Company entered into a new employment agreement with Angelo Crimi, ending August 31, 1999. Mr. Crimi's employment agreement provides for his appointment as Secretary through August 31, 1999. The term is automatically extended for additional one (1) year periods, unless either party gives written notice to the other of its desire not to renew such term which notice must be given no later than ninety (90) days prior to the end of each term on any such renewal. The agreement provides that Mr. Crimi receive an annual base salary at the rate of $75,000. The agreement further provides that the Company reserves the right to adjust Mr. Crimi's salary during the term of the agreement. To demonstrate his commitment to the Company during fiscal year ended April 30, 1997, Mr. Crimi reduced his base salary approximately 32.35% from $100,000 to $67,654.

         In the event that the Company terminates Mr. Crimi's employment, other than for cause, or Mr. Crimi terminates his employment agreement as a result of a breach by the Company of the agreement, Mr. Crimi will be paid severance compensation equal to his annual base salary (at the rate payable at the time of such termination) and accrued benefits plus an amount equal to the lesser of one year's full base salary (as in effect at the time of such termination) and any other amounts owed to him under the agreement or the full base (as in effect at the time of such termination) and any other amounts that would have been payable to Mr. Crimi from the date of termination through the original stated expiration date of the employment agreement. In the event that the Company terminates Mr. Crimi's employment for cause or Mr. Crimi shall terminate his employment for reasons other than a breach of the agreement by the Company, the Company shall pay Mr. Crimi his full base salary and accrued benefits through the date of termination at the rate in effect at the time notice of termination is given. For a period of two years following termination of Mr. Crimi's employment for any reason (other than a termination by the Company without cause) Mr. Crimi cannot perform services for or have an equity interest in (except for an interest of 2% or less in an entity which is engaged in a competitive business and which is publicly traded) any competitive business. In addition, the Agreement provides that for the two year period following termination of Mr. Crimi's employment for any reason, with or without cause, Mr. Crimi can not, directly or indirectly (including without limitation, as owner, employee, agent, consultant or independent contractor) provide or solicit services of the type provided by the Company to any of its existing customers or potential customers with which or with whom the Company has negotiated within the twelve months preceding the date of termination of Mr. Crimi's employment.

         The following table sets forth certain information, as of March 10, 1999, regarding the beneficial ownership of the Company's Common Stock by: (i) each shareholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock; (ii) each Director of the Company and nominees for director; (iii) each Named Executive Officer (as hereinafter defined) of the Company; and (iv) all Directors, nominees and executive officers of the Company as a group.

                                             AMOUNT AND NATURE OF       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP(2)(3) OF CLASS
------------------------------------         ------------------------   --------

Salvatore Crimi Family Limited Partnership     1,631,696                  10.2%
c/o Salex Holding Corporation
50 Laser Court
Hauppauge, New York 11788

Meadows Management, LLC                        1,250,000(4)(5)             7.3%
1500 Hempstead Turnpike
East Meadow, New York 11554

Dr. Robert Cohen                               1,250,000(4)(5)(6)          7.3%
1500 Hempstead Turnpike
East Meadow, New York 11554

Dr. Alan Cohen                                 1,250,000(4)(5)(7)          7.3%
1500 Hempstead Turnpike
East Meadow, New York 11554

Guardian Angel Management, Ltd.                1,250,000(4)(5)(8)          7.3%
147 Redpoll Circle
North Hills, New York 11577

Jonathan Pratt                                 1,250,000(4)(5)(9)          7.3%
147 Redpoll Circle
North Hills, New York 11577

Pershing Sun                                   3,822,155 (10)             23.9%
c/o Salex Holding Corporation
50 Laser Court
Hauppauge, New York 11788

Salvatore Crimi                                3,639,249 (11)             22.7%
c/o Salex Holding Corporation
50 Laser Court
Hauppauge, New York 11788

Franklin Pinter                                125,000(12)                 *

Francis Fitzpatrick                             55,951(13)                 *

                                             AMOUNT AND NATURE OF       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP(2)(3) OF CLASS
------------------------------------         ------------------------   --------



Angelo Crimi                                      --                      --

Syd Mandelbaum                                    --                      --

All directors and executive
officers as a group (6 persons)                9,274,051(14)              57.5%


----------------------------------

*Less than one percent (1%)

         (1) These tables are based upon information supplied by Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to the table and subject to the community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him. Applicable percentage of ownership is based on 15,964,500 shares of Common Stock, which were outstanding on March 10, 1999.

         (2) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options or preferred stock held by that person that are currently exercisable or convertible within sixty (60) days of March 10, 1999 are deemed outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

         (3) In calculating the percent of the outstanding shares of Common Stock, all shares issuable on exercise of stock options or conversion of preferred stock held by the particular beneficial owner that are included in the column to the left of this column are deemed to be outstanding.

         (4) Represent shares of Common Stock which may acquired upon the conversion of 12,500 shares of Series C Preferred Stock.

         (5) At the annual meeting of shareholders, Meadows Management, LLC ("Meadows"), of which Dr. Robert Cohen and Dr. Alan Cohen are managing members, and Guardian Angel Management, LTD ("Guardian Angel"), of which Jonathan Pratt is the sole shareholder, intend to vote together on all matters presented as such meeting. In the aggregate this group beneficially owns 2,500,000 shares.

         (6) This amount includes all of the shares beneficially owned by Meadows. Dr. Robert Cohen, a managing member of Meadows, has shared voting power and shared investment power. Dr. Robert Cohen disclaims beneficial ownership of such shares.

         (7) This amount includes all of the shares beneficially owned by Meadows. Dr. Alan Robert Cohen, a managing member of Meadows, has shared voting power and shared investment power. Dr. Alan Cohen disclaims beneficial ownership of such shares.

         (8) The Company intends to challenge the validity of the transfer of 12,500 shares of Series C Preferred Stock from Meadows to Guardian Angel of which Jonathan Pratt is the sole shareholder.

         (9) This amount includes all of the shares beneficially owned by Guardian Angel. Jonathan Pratt disclaims beneficial ownership of such shares.

         (10) Includes 54,550 shares which may be acquired upon exercise of options which are currently exercisable or will be exercisable within 60 days.

         (11) Includes 79,610 shares which may be acquired upon exercise of options which are currently exercisable or will be exercisable within 60 days.

         (12)     Includes warrants to purchase 25,000 shares of Common Stock.

         (13) Includes 2,391 shares which may be acquired upon the exercise of options which are currently exercisable or will be exercisable within 60 days.

         (14) Includes 161,551 shares which may be acquired upon the exercise of options and/or warrants which are currently exercisable or will be exercisable within 60 days.


                               BOARD OF DIRECTORS
                        REPORT ON EXECUTIVE COMPENSATION

         It is the duty of the Compensation Committee to develop, administer, and review the Company's compensation plans, programs, and policies, to monitor the performance and compensation of executive officers and other key employees and to make appropriate recommendations and reports to the Board of Directors relating to executive compensation. The Company's compensation program is intended to motivate, retain and attract management, linking incentives to financial performance and enhanced shareholder value. The program's fundamental philosophy is to tie the amount of compensation "at risk" for an executive to his or her contribution to the Company's success in achieving superior performance objectives. For the fiscal year ended April 30, 1998, the Compensation Committee did not meet. During the fiscal year ended April 30, 1998 there were no salary increases or bonuses granted by the Board of Directors to executive officers of the Company.

COMPENSATION STRUCTURE

         The annual cash compensation of most of the executive officers, including the Chief Executive Officer, consists primarily of annual salary. Non-cash compensation of executive officers consists of options granted. The compensation of each executive officer is based on an annual review of such officer's performance by the Chief Executive Officer and his recommendations to the Compensation Committee. In establishing and administering the variable elements in the compensation of the Company's executive officers, the Compensation Committee tries to recognize individual contributions, as well as overall business results. Compensation levels are also determined based upon the executive's responsibilities, the efficiency and effectiveness with which he marshals resources and oversees the matter under his supervision, and the degree to which he has contributed to the accomplishments of major tasks that advance the Company's goals. In determining the size of option awards for a particular executive officer, the Compensation Committee considers the amount of stock options awarded to other executive officers in a like position, in addition to the other compensation considerations discussed above.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR ENDED APRIL 30, 1998

         Mr. Crimi, the Chief Executive officer of the Company, was employed under an employment agreement which became effective on August 4, 1995, and had a three year term that is renewable, automatically, for additional one year periods unless either party gives written notice not to renew such term which notice must be given not less than ninety (90) days prior to the end of such term. In order to demonstrate his commitment to the Company, Mr. Crimi reduced his annual base salary by 31.52% from $140,000 to $95,866 for the fiscal year ended April 30, 1997. For the fiscal year ending April 30, 1998, Mr. Crimi was paid a base salary of $140,000 and for the fiscal year ending April 30, 1999, Mr. Crimi will be paid a base salary of $75,000.

March 10, 1999
                                                     Respectfully submitted,

                                                     Salvatore Crimi
                                                     Pershing Sun
                                                     Francis Fitzpatrick
                                                     Franklin Pinter
                                                     Angelo Crimi
                                                     Syd Mandelbaum

                                                     Board of Directors



          ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Mr. Salvatore Crimi, the Chief Executive Officer of the Company, served as a Member of the Compensation Committee for the fiscal year ended April 30, 1998.


                             STOCK PERFORMANCE CHART

The following graph sets forth the average of the high and low closing sale price for the Common Stock (based on transaction data as reported by the NASDAQ SmallCap Market and the OTC Bulletin Board) for the fiscal years ended 1995, 1996, 1997 and 1998 and for a peer group selected by the Company consisting of companies which provide commercial services. The businesses included in the Company-selected peer group are: Bettis Corporation(1), CRW Financial Inc.(2) and Cypress Financial Services Inc.(3) (the "Peer Group"). Bettis Corporation and CRW Financial Inc. are listed on the Nasdaq Small Cap Market and Cypress Financial Services Inc. is quoted on the OTC Bulletin Board. The Company's Common Stock began trading on the Nasdaq Small Cap Market on June 3, 1994 at a price of $3.88 per share. On April 16, 1997, the Company was delisted. As of such date the OTC Bulletin Board began quoting the Company's Common Stock.

                COMPARISON OF 47 MONTH CUMULATIVE TOTAL RETURN*
          AMONG SALEX HOLDING CORPORATION, THE S&P SMALLCAP 600 INDEX
                                AND A PEER GROUP



[GRAPHIC OMITTED]



THE GRAPH OMITTED HERE DEPICTS THE COMPARISON OF A 47-MONTH CUMULATIVE TOTAL RETURN BETWEEN SALEX HOLDING CORPORATION, THE S&P SMALLCAP 600 INDEX AND A PEER GROUP FROM JUNE 3, 1994 TO APRIL 1998.



                                        CUMULATIVE TOTAL RETURN
                                        -----------------------
                                   6/3/94    4/95   4/96   4/97   4/98


SALEX HOLDING CORPORATION          100        58      77      5      6
PEER GROUP                         100       144     145    121    176
S & P SMALLCAP 600                 100       108     147    152    223


*$100 INVESTED 6/3/94 IN STOCK OR ON 5/31/94
IN INDEX - INCLUDING REINVESTMENT
OF DIVIDENDS.  FISCAL YEAR ENDING
APRIL 30.


----------------------------------


         (1) In December 1996 Bettis Corporation merged with Daniel Industries, Inc.

         (2) The Common Stock of CRW Financial Inc. began trading on the Nasdaq Small Cap Market on May 15, 1995 at a price of $3.82 per share.

         (3) The OTC Bulletin Board began quoting the Common Stock of Cypress Financial Services, Inc. on October 1, 1996. The average closing bid and asked price of the Common Stock of Cypress Financial Services, Inc. on October 1, 1996 was $2.75.


                   OTHER MATTERS ARISING AT THE ANNUAL MEETING

         The matters referred to in the Notice of Annual Meeting and described in this Proxy Statement are, to the knowledge of the Board of Directors, the only matters that will be presented for consideration at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons appointed by the accompanying proxy will vote on such matters in accordance with their best judgment pursuant to the discretionary authority granted to them in the proxy.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings now pending or threatened against the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On November 12, 1998, the Company and Betty Sun agreed to enter into a consulting agreement whereby Betty Sun shall serve as a consultant to the Company for an initial term of one year (which term is deemed to have commenced on June 20, 1998) with automatic one year extensions until canceled by either party. Ms. Sun shall be compensated for her services at the annual rate of $75,000, payable in biweekly installments, except that the portion of Ms. Sun's compensation which relates to the services rendered by Ms. Sun from June 20, 1998 to November 12, 1998 is payable to Ms.
Sun in a single cash payment.

         On September 18, 1996, the Company retired 1,453,600 shares of Common Stock purchased by the Company from Mr. Crimi for a purchase price of $2,000,000. As payment for this obligation, the Company and Mr. Crimi agreed to offset the amount owed Mr. Crimi against certain loans made by the Company to Mr. Crimi totaling $1,004,212. In addition, the Company assumed a note payable (the "Note") by Mr. Crimi to a former shareholder of the Company in the amount of $995,788. The Note bears interest at the rate of 10.5% per annum. Payments of $55,086 (representing principal plus accrued interest) are payable on a quarterly basis. Mr. Crimi is the Chairman of the Board of Directors and Chief Executive Officer of the Company. As of January 4, 1999, the outstanding amount owed under the Note was $561,591.

         On December 23, 1998, the Company entered into a real estate purchase agreement ("Purchase Agreement") by and among the Company, Salvatore Crimi and Sun Associates, LLC ("Sun Associates"), a limited liability company controlled by Betty Sun, (as record title holder) who is the wife of Pershing Sun an executive officer and director of the Company. Pursuant to the terms of the Purchase Agreement, the Company and Salvatore Crimi agreed to sell to Sun Associates certain property located in Hauppauge, New York which is improved with the Company's executive offices containing approximately 12,000 square feet of space and a surface parking lot (the "Property"). The purchase price for the Property was $1,100,000. Mr. Crimi was not personally entitled to any portion of the proceeds for the sale of the Property and was only involved in the transaction to the extent that certain title issues required his involvement. Of the proceeds received by the Company $782,325.74 was used to pay the mortgage securing the Property. The balance of the proceeds was used for working capital by the Company. Simultaneously with the sale of the Property, the Company and Sun Associates entered into a lease agreement (the "Lease Agreement") pursuant to which Sun Associates leased the property to the Company. Under the lease agreement, the annual base rent for the Property during the period commencing December 31, 1998 and ending on December 31, 1999 is $168,000. Such annual base rent increases, by an amount not greater than $8,985 during each year of the term of the Lease Agreement. As part of the Lease Agreement, the Company and Sun Associates entered into a repurchase option agreement (the "Option Agreement") which provides that the Company may repurchase the property at any time prior to June 23, 1999 at a purchase price of $1,155,000, net of Sun Associates' transaction costs, provided that the Company is not in default under the Lease Agreement. The Lease Agreement further provides that if Sun Associates sells the Property prior to December 23, 1999 then 50% of the profits resulting from the sale will be paid to the Company provided that the Company is not in default under the Lease Agreement.

         On January 11, 1999, the Company entered into a Settlement Agreement with Pershing Sun, the Company's President and a Director of the Company and Salvatore Crimi, the Company's Chief Executive Officer and a Director of the Company. The Agreement provides for the issuance by the Company of an aggregate of 5,000,000 shares (the "Shares") of its Common Stock (2,500,000 to each of Mr. Sun and Mr. Crimi) in lieu of salary for the period from May 1, 1997 through August 30, 1998 which was not paid to such officers. The Agreement further provides that in the event that the Company sells or transfers more than 51% of its Capital Stock and/or assets to a third party prior to January 11, 2000 and Mr. Sun and Mr. Crimi receive consideration for the Shares in excess of 110% of the market value of the Shares (which shall be deemed to be $.019 per share) then any such excess will be deemed for the benefit of the Company and shall be repaid to the Company by Mr. Sun and Mr. Crimi.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company will enter into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers (the "Indemnities") will be indemnified and held harmless to the fullest possible extent permitted by law, including against all expenses (including attorney's fees), judgments, fines, penalties and settlement amounts paid or incurred by them in any action, suit or proceeding on account of their services as director, officer, employee, agent or fiduciary of the Company or as directors, officers, employees or agent's of any other company or entity at the request of the Company. The Company will not, however, be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to any action: (1) in which a judgment adverse to the Indemnitee establishes (a) that the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material, or (b) that the Indemnitee personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (2) which the Indemnitee initiated, prior to a change in control of the Company, against the Company or any director or officer of the Company unless the Company consented to the initiation of such claim., The indemnity agreements require an Indemnitee to reimburse the Company for expenses advanced only to the extent that it is ultimately determined that the director or executive officer is not entitled, under Section 145 of the General Corporation Law of the State of Delaware and the indemnity agreement, to indemnification for such expenses.


                                   PROPOSAL 2

            RATIFICATION OF FELDMAN SHERB EHRLICH & CO., P.C. AS THE
               COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

         The Board of Directors has unanimously approved and unanimously recommends that the Stockholders approve the appointment of Feldman Sherb Ehrlich & Co., P.C. as the Company's independent certified public accountants for the ensuing year. Unless a shareholder signifies otherwise the persons named in the proxy will so vote.

STOCKHOLDER VOTE REQUIRED

         Ratification of the appointment of Feldman Sherb Ehrlich & Co., P.C. as independent certified public accountants will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT
 OF FELDMAN SHERB EHRLICH & CO., P.C. AS THE COMPANY'S INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS.

                             SECTION 16(A) REPORTING

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal year ended April 30, 1998, all filing requirements, other than those disclosed herein, applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.


                           ANNUAL REPORT ON FORM 10-K

         The Company will provide without charge to each person whose proxy is solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1998, filed with the SEC, including the financial statements and the schedules thereto. The Company does not undertake to furnish without charge copies of all exhibits to its Form 10-K, but will furnish any exhibit upon the payment of Twenty Cents ($0.20) per page or a minimum charge of Five Dollars ($5.00). Such written requests should be directed to Mr. Salvatore Crimi, P.O. Box 18029, 50 Laser Court, Hauppauge, New York 11788-8829. Each such request must set forth a good faith representation that, as of December 8, 1998, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting. The Company incorporates herein the Annual Report by reference.


                                           By Order of the Board of Directors,


                                           /s/ Angelo Crimi
                                           ------------------
                                           Angelo Crimi
                                           Secretary

Hauppauge, New York
March 19, 1999